Exhibit 10.2

RED RIVER BANCSHARES, INC.

2008 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting, retaining and motivating valued directors, officers, employees, consultants and other service providers, and to further align their interests with the interests of the Company’s stockholders, by providing for or increasing their ownership interests in the Company, and/or providing incentives based on the financial performance of the Company or of one or more of its Subsidiaries.

2.	Definitions

2.1“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  Unless the context requires otherwise, when a specified Person is not referenced, the term “Affiliate” shall refer to Affiliates of the Company and/or its Subsidiaries.

2.2“Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, SAR, or Other Stock-Based Award under the Plan.

2.3“Award Agreement” means the agreement or agreements between the Company and a Participant pursuant to which an Award is granted, and which specifies the terms and conditions of that Award, including the vesting requirements, exercise price, performance criteria, exercise and/or distribution provisions, and forfeiture provisions applicable to that Award.

2.4“Bank” means Red River Bank, a Louisiana state banking corporation and a wholly-owned subsidiary of the Company.

2.5“Board” means the Board of Directors of the Company.

2.6“Cause” shall mean Cause as such term is defined in any employment agreement between the Participant and the Company or its Subsidiaries or Affiliates.  If no such agreement or definition exists, “Cause” shall exist with respect to a Participant upon the occurrence of any of the following events: Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any final cease-and-desist order.

2.7“Change in Control” means any of the following events:

(a)a change during any 12-month period in the ownership of the capital stock of the Bank or the Company, whereby a corporation, partnership, other entity, person, or group acting in concert, as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a number of shares of capital stock of the Bank or the Company, as the case may be, which constitutes more than fifty percent (50%) of the combined voting power of the Bank’s or the Company’s then outstanding capital stock entitled to vote generally in the election of directors;

(b)the consummation of any merger, consolidation, share exchange or reorganization plan involving the Bank or the Company, as the case may be, in which the Bank or the Company, as applicable, is not the surviving entity, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of more than 50% of the combined assets of the Bank or the Company to any corporation, partnership, other entity, person, or group acting in concert, as described in Section 14(d)(2) of the Exchange Act, other than to a wholly-owned subsidiary of the Bank or the Company or to any “affiliate” (as defined in Rule 12b-2 under the Exchange Act) of any of the foregoing; or

(c)individuals who constituted the Board of Directors of the Bank or the Company on April 17, 2008 (together with any new directors whose election by the Board of Directors of the Bank or the Company, as the case may be, or whose nomination for election by the Bank’s or the Company’s stockholders, as applicable, was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors of the Bank or the Company on April 17, 2008, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Bank or the Company, as the case may be, then in office;

provided, that the following events shall not constitute a Change in Control:

(a)the acquisition of shares of capital stock of the Bank or the Company by the Bank or the Company or any of their subsidiaries or “affiliates” (as defined in Rule 12b-2 under the Exchange Act);

(b)the acquisition of shares of capital stock of the Bank or the Company by any employee benefit plan (or trust) sponsored or maintained by the Bank or the Company;

(c)any transfer of shares of capital stock by gift, devise or descent by a stockholder to a member of such stockholder’s family or to a trust established or maintained for the benefit of a stockholder or any member of his family; or

(d)the acquisition of shares of capital stock by any officer or employee of the Bank or the Company pursuant to any stock option plan established by the Bank or the Company.

2.8“Code” means the Internal Revenue Code of 1986, as amended.

2.9“Committee” means the Compensation Committee of the Board, or any other committee or subcommittee designated by the Board to administer the Plan.  The Committee shall have at least two members and all Committee members, shall be both Non-Employee Directors and Outside Directors.

2.10“Common Stock” means the Common Stock of the Company, par value $1.00 per share.

2.11“Company” means Red River Bancshares, Inc., a Louisiana corporation, or any successor corporation.

2.12“Director” means a member of the Board.

2.13“Disability” means that a Participant is unable to engage in any substantial gainful activity (a) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving long-term disability income benefits under the Company’s or a Subsidiary’s then existing long-term disability plan, if any, for a period of not less than three months.

2.14“Employee” means an individual who is employed as an employee by the Company, a Subsidiary or an Affiliate, including a director who is such an employee.

2.15“Exercise Price” means the exercise price per share of Common Stock of an Option, or the base value of an SAR.

2.16“Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange (including NASDAQ) on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.  Alternatively, if the Common Stock is not listed on any securities exchange, the Fair Market Value shall be the value of Common Stock as determined in good faith by the Committee, consistent with applicable legal requirements (including, if applicable, the requirements of Code section 409A).

2.17“Incentive Stock Option” means an Option which is designated as, and is intended to meet the requirements of, an incentive stock option as defined in Code section 422.

2.18“Named Executive Officer” means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

2.19“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.20“Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.21“Non-Qualified Option” means an Option that is not intended to be, and/or does not meet the requirements of, an Incentive Stock Option.

2.22“Option” means any stock option granted from time to time under Section 7 of this Plan.  Options granted under the Plan may be Non-Qualified Options or Incentive Stock Options, as determined by the Committee.

2.23“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 10 of this Plan.

2.24“Outside Director” means a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3).

2.25“Participant” means an eligible individual to whom an Award is granted.

2.26“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.27“Plan” means the Red River Bancshares, Inc. 2008 Equity Incentive Plan herein set forth, as amended from time to time.

2.28“Plan Year” means the twelve-month period beginning January 1 and ending December 31.

2.29“Restricted Stock” means an Award of Common Stock granted pursuant to Section 6 hereof, subject to a Restriction Period and such other conditions and criteria as the Committee may determine.

2.30“Restricted Stock Units” means an Award granted pursuant to Section 9 hereof, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that entitles the Participant to receive shares of Common Stock or cash, upon the lapse of a Restriction Period and/or subject to such other conditions and criteria as the Committee may determine.

2.31“Restriction Period” means the period during which an Award is subject to forfeiture.  A Restriction Period shall not lapse until all conditions, imposed under this Plan or under the applicable Award Agreement, have been satisfied.

2.32“SAR” means a stock appreciation right granted pursuant to Section 8 hereof, that entitles the Participant to receive an amount of cash or a number of shares of Common Stock equal in value to the amount by which the Fair Market Value of the Common Stock on the last trading day preceding the date of exercise exceeds the Fair Market Value of the Common Stock on the date of grant.

2.33“Subsidiary” means, with respect to the Company, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the overall economic equity or a majority of the total voting power of shares of stock entitled (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof; or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is, at the time, owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

2.34“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or a corporate Subsidiary.

2.35“Termination Date” means the day on which a Participant’s employment or service with the Company and its Subsidiaries and Affiliates terminates or is terminated.

3.	Eligibility

3.1All Employees and Directors of the Company, its Subsidiaries and its Affiliates are eligible to participate in this Plan.  In addition, any other Person that provides services to the Company,

its Subsidiaries or Affiliates is eligible to participate in this Plan.  The Committee shall determine, in its sole discretion, the eligible individuals to whom Awards shall be made.  The mere status of an individual as an Employee, Director or otherwise, shall not entitle such individual to an Award hereunder; all Awards hereunder shall be approved by the Committee as provided for herein.

4.	Administration and Implementation of Plan

4.1The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to take, or cause to be taken, any and all action which it deems necessary to implement, carry out and administer the Plan, including without limitation:  (a) selecting the eligible individuals to whom Awards will be granted; (b) determining the amount and type of Awards to be granted to each Participant; (c) determining the terms and conditions of Awards; and (d) determining and interpreting the terms of Award Agreements.  Additionally, the Committee may impose restrictions, including without limitation, confidentiality, non-compete and non-solicitation restrictions, on the grant, vesting, exercise and/or payment of any Award, as the Committee determines to be appropriate.

4.2The Committee shall have the power to adopt procedures for carrying out the Plan and to change such procedures as it shall, from time to time, deem advisable.  Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on all Participants, and any Person claiming any rights through a Participant.  Each Participant shall, as a condition to the Participant’s participation hereunder, take whatever actions and execute whatever documents the Committee may, in its reasonable judgment, deem necessary or advisable in order to carry out or effect the obligations or restrictions imposed on the Participant pursuant to the provisions of this Plan and/or an Award Agreement.

4.3The Committee may condition the payment of any Award or the lapse of any Restriction Period (or any combination thereof) upon the achievement of a Performance Goal (defined below) that is established by the Committee.  A “Performance Goal” shall mean an objective goal that must be met by the end of the performance period specified by the Committee based upon one or more of the following as applied to the Company, a Subsidiary, an Affiliate or a business unit thereof: (i) total stockholder return, (ii) total stockholder return as compared to total return of a publicly available index, (iii) net income, (iv) pretax earnings, (v) funds from operations, (vi) earnings before interest expense, taxes, depreciation and amortization, (vii) operating margin, (viii) earnings per share, (ix) return on equity, capital, assets and/or investment, (x) operating earnings, (xi) working capital, (xii) ratio of debt to stockholders equity, (xiii) expense reduction or containment, (xiv) revenue, or (xv) such other criteria as may be determined by the Committee in its sole discretion.  In addition to the foregoing, a Performance Goal may be the Participant’s achievement of a specified period of service with the Company, its Subsidiaries, or its Affiliates.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.  Before paying an Award or permitting the lapse of any Restriction Period on an Award subject to this Section, the Committee shall certify in writing that the applicable Performance Goal has been satisfied.

Performance Goals for Awards to Named Executive Officers shall be established not later than ninety (90) days after the beginning of the applicable performance period (or at such other date as may be required or permitted for “performance-based” compensation under Code section 162(m), and shall otherwise meet the requirements of Code section 162(m), including the requirement that the outcome of the Performance Goal be substantially uncertain at the time established.

4.4To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not Named Executive Officers.  The Committee

may revoke or amend the terms of any such delegation at any time, but such action shall not invalidate any prior actions of the Committee’s delegate(s) that were consistent with the terms of the Plan and the Committee’s prior delegation.

5.	Shares of Stock Subject to the Plan

5.1Subject to adjustment as provided in Section 11 hereof, the total number of shares of Common Stock available for Awards under the Plan shall be 100,000.

5.2Annual Award Limits.  The following limits (each an “Annual Award Limit”, and collectively, “Annual Award Limits”) shall, subject to adjustment as provided in Section 11, apply to grants of Awards under this Plan:

(a)Options:  The maximum aggregate number of shares of Common Stock subject to Options which may be granted in any one Plan Year to any one Participant shall be 20,000.

(b)SARs:  The maximum aggregate number of shares of Common Stock subject to SARs which may be granted in any one Plan Year to any one Participant shall be 20,000.

(c)Restricted Stock:  The maximum aggregate number of shares of Common Stock subject to Awards of Restricted Stock which may be granted in any one Plan Year to any one Participant shall be 20,000.

(d)Restricted Stock Units:  The maximum aggregate number of shares of Common Stock subject to Restricted Stock Units which may be granted in any one Plan Year to any one Participant shall be the Fair Market Value (determined on the date of grant) of 20,000 shares of Common Stock.

(e)Other Stock-Based Awards:  The maximum aggregate number of shares of Common Stock subject to Other Stock-Based Awards which may be granted in any one Plan Year to any one Participant shall be 20,000.

5.3Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under this Plan.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates or is forfeited, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under this Plan.

5.4No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under the Plan, except in compliance with all applicable laws.  In this connection, it is intended generally that Awards granted under this Plan shall not constitute “non-qualified deferred compensation” as defined under Code section 409A.  If, however, any Award is, or becomes, subject to any of the requirements of Code section 409A, such Award, and the applicable Award Agreement shall be interpreted and administered to be consistent with such requirements, and the Committee shall be entitled, on a unilateral basis, to amend, reform, interpret and administer this Plan, such Award and such Award Agreement accordingly.

6.	Restricted Stock

An Award of Restricted Stock shall be subject to the following terms and conditions:

6.1Each Award of Restricted Stock shall be evidenced by an Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan, may contain such terms, conditions and provisions as the Committee shall deem advisable, and need not be uniform among all Awards.  At the time of grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

6.2Unless otherwise provided by the Committee, upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner.  The certificate(s) representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

6.3Unless otherwise provided in the applicable Award Agreement, during the Restriction Period, the Participant shall have the right to receive the Participant’s allocable share of any cash dividends declared and paid by the Company on its Common Stock, and to vote the shares of Restricted Stock.

6.4The Committee may condition the expiration of the Restriction Period upon: (i) the Participant’s continued service over a period of time with the Company, its Subsidiaries or its Affiliates, (ii) the achievement of any other Performance Goals set by the Committee, or (iii) any combination of the above conditions, as specified in the Award Agreement.  If the specified conditions are not attained, the Participant shall forfeit the Award, or portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited.  Notwithstanding any provision contained herein to the contrary, the Committee, in its sole discretion, may grant Awards of Restricted Stock that are not subject to any Restriction Period.

6.5At the end of the Restriction Period, if all applicable conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Committee, and any legend described in Section 6.2 that is then no longer applicable, shall be removed and such number of shares shall be delivered to the Participant (or, where appropriate, the Participant's legal representative) as soon as reasonably practical thereafter and, in any event, no later than two and one-half months following the end of the year during which the Restriction Period ends.  Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

6.6At the time of grant or upon the lapse of the Restriction Period of an Award of Restricted Stock, the Committee shall determine the consideration permissible for the payment of the purchase price, if any, of the Award of Restricted Stock.  The purchase price per share of Common Stock acquired pursuant to the Award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, and to the extent legally permissible, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be legally permissible and acceptable to the Committee in its sole discretion.

7.	Options

Options shall be subject to the following terms and conditions:

7.1Each Option shall be evidenced by an Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable, including without limitation, specifying the number of shares underlying the Option, the type of the Option, and the Exercise Price of the Option.  The terms of Option Awards need not be uniform among all such Awards granted hereunder.

7.2The Exercise Price of an Option shall be determined by the Committee, however, the Exercise Price per share shall be not less than the Fair Market Value of a share of Common Stock underlying such Option on the date of grant.  In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant, including, without limitation, the attainment of specified Performance Goals.

7.3The Award Agreements evidencing Options shall specify when and under what terms and conditions an Option may be exercisable, including, without limitation, the attainment of specified Performance Goals.  The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder and/or under the applicable Award Agreement, including in connection with the attainment of (or failure to attain) specified Performance Goals.

7.4Incentive Stock Options may only be granted to Employees of the Company or a corporate Subsidiary (provided, however, that solely for this purpose, grants of Incentive Stock Options to an employee of a Subsidiary may only be made if the Company controls at least a majority of the total voting power of such Subsidiary, as determined in accordance with Code section 424 and the regulations thereunder) and may not be granted to Employees of Affiliates (which are not Subsidiaries) or Employees of non-corporate Subsidiaries (or Employees of a Subsidiary where the Company does not control a majority of the voting power in such Subsidiary).  The term of an Incentive Stock Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).  Any Incentive Stock Options, which first become exercisable in any one calendar year that are in excess of the $100,000 statutory limit shall be treated as Non-Qualified Stock Options, with respect only to such excess.  Participants shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Incentive Stock Option or (ii) within one year of the issuance of shares of Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.  The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.

7.5The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments, which such installments may, but need not, be equal.  An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance, the attainment of Performance Goals, or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual Options, as provided in the Award Agreement, may vary.  Unless otherwise determined by the Committee and provided for in the applicable Award Agreement, no Option shall become exercisable until such Option becomes vested.

7.6The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock underlying an Option until such time as the shares of Common Stock have been so issued.

7.7Subject to vesting and other restrictions provided for hereunder or in an Award Agreement, an Option may be exercised, and payment of the Exercise Price made, by a Participant (or, where appropriate, a permitted transferee of the Participant) only by notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock to be purchased.

7.8The aggregate Exercise Price shall be paid in full upon the exercise of the Option.  Payment must be made by one of the following methods:

(a)cash or a certified or bank cashier’s check;

(b)if approved by the Committee in its sole discretion, Common Stock previously owned and held for such period of time as necessary to avoid a charge for financial accounting purposes and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price; or

(c)by any combination of such methods of payment or any other legal method acceptable to the Committee in its discretion.

7.9If a Participant incurs a Termination Date due to death or Disability, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a permitted transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 12 months from the Termination Date or (y) until the expiration of the original term of the Option, whichever period is shorter.  Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

7.10Unless otherwise provided by the Committee at or after grant, if a Participant incurs a Termination Date due to Cause, all unexercised Options (whether vested or unvested) awarded to the Participant shall terminate and be forfeited as of the Termination Date with no further compensation due to the Participant.

7.11If a Participant incurs a Termination Date for any reason, other than as described in Section 7.9 or 7.10 above, any vested unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a permitted transferee of the Participant), to the extent it was vested and exercisable on the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 90 days from the Termination Date, or (y) until the expiration of the original term of the Option, whichever period is shorter.  Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

7.12The Committee may, in its sole discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified by the Committee.  In the case of an Option not immediately exercisable in full, the Committee may accelerate the time at which all or any part of the Option may be exercised to facilitate a proposed third-party transaction.

8.	Stock Appreciation Rights

SARs shall be subject to the following terms and conditions:

8.1Each Award of an SAR shall be evidenced by an Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.  An SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”).  A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

8.2The base price of a Tandem SAR shall be the Exercise Price of the related Option.  The base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

8.3For purposes of Section 5.1 and 5.2, an Option and Tandem SAR shall be treated as a single Award.  In addition, no Participant may be granted Tandem SARs (under this Plan and all other incentive stock option plans of the Company and its Subsidiaries) that are related to Incentive Stock Options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Incentive Stock Options are granted) that exceeds $100,000.

8.4An SAR shall entitle the Participant to receive from the Company a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised.  Such payment may be in cash or shares of Common Stock as determined by the Committee and provided in the applicable Award Agreement.  Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 7.  Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

8.5The Award Agreements evidencing SARs shall specify when and under what terms and conditions a SAR may be exercisable, including, without limitation, the attainment of specified Performance Goals.  The SAR shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder and/or under the applicable Award Agreement, including in connection with the attainment of (or failure to attain) specified Performance Goals.

8.6The total number of shares of Common Stock subject to a SAR, if any, may, but need not, vest and become exercisable in periodic installments, which such installments may, but need not, be equal.  A SAR may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance, the attainment of Performance Goals, or other criteria) as the Committee may deem appropriate.  The vesting provisions of individual SARs, as provided in the Award Agreement, may vary.  Unless otherwise determined by the Committee and provided for in the applicable Award Agreement, no SAR shall become exercisable until such SAR becomes vested.

8.7The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock underlying a SAR, if any, until such time as the shares of Common Stock have been so issued.

8.8If a Participant incurs a Termination Date due to death, then the vested portion of any unexercised SAR granted to the Participant shall automatically be deemed to be exercised by the Participant on the date of death and shall be paid to the Participant’s executor.  All other unvested SARs shall terminated and be forfeited with no further compensation due to the Participant.

8.9If a Participant incurs a Termination Date due to Disability, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a permitted transferee of the Participant), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 12 months from the Termination Date or (y) until the expiration of the original term of the SAR, whichever period is shorter.  Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

8.10Unless otherwise provided by the Committee at or after grant, if a Participant incurs a Termination Date due to Cause, all unexercised SARs (whether vested or unvested) awarded to the Participant shall terminate and be forfeited as of the Termination Date with no further compensation due to the Participant.

8.11If a Participant incurs a Termination Date for any reason, other than as described in Section 8.8 or 8.9 above, any vested unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a permitted transferee of the Participant), to the extent it was vested and exercisable on the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 90 days from the Termination Date, or (y) until the expiration of the original term of the SAR, whichever period is shorter.  Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.

8.12The Committee may, in its sole discretion, provide that a SAR may not be exercised in whole or in part for any period or periods of time specified by the Committee.  In the case of a SAR not immediately exercisable in full, the Committee may accelerate the time at which all or any part of the SAR may be exercised to facilitate a proposed third-party transaction.

9.	Restricted Stock Units

An Award of Restricted Stock Units shall be subject to the following terms and conditions:

9.1Each Award of a Restricted Stock Unit shall be evidenced by an Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

9.2During the Restriction Period the Participant shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

9.3The Committee may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon: (i) the Participant’s continued service over a period of time with the Company, its Subsidiaries or Affiliates; (ii) the achievement of any other Performance Goals established by the Committee; or (iii) any combination of the above conditions, as specified in the Award Agreement.  If the specified conditions are not attained, the Participant shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock and Award shall be forfeited.

9.4At the end of the Restriction Period, if all such conditions have been satisfied, the Participant shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is then free from restriction, or cash equal to the Fair Market Value of such shares of Common Stock, and such shares or cash shall be delivered to the Participant (or, where appropriate, the Participant's legal representative).  Subject to Section 4, the Committee may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

10.	Other Stock-Based Awards

An Other Stock-Based Award shall be subject to the following terms and conditions:

10.1Each Other Stock-Based Awards shall be evidenced by an Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee may deem advisable.

10.2The applicable Award Agreement shall set forth the amount and nature of such Award, any Restriction Periods applicable to the Award, any Performance Goals applicable to the Award, forfeiture provisions, and any other terms and conditions that the Committee may determine.

10.3Payment under an Other Stock-Based Award shall be made only by the issuance of shares of Common Stock; provided a fractional share of Common Stock shall not be deliverable when an Other Stock-Based Award is earned, but a cash payment will be made in lieu thereof.

11.	Adjustments upon Changes in Capitalization

11.1In the event of any material business event or transaction affecting the Common Stock or the capitalization of the Company, including without limitation a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, stock split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, distribution or reorganization (other than normal cash dividends or share repurchases, or any similar corporate event or transaction (each a “Material Business Event”), the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and/or kind of shares that may be issued under this Plan or under particular types of Awards, the number and/or kind of shares subject to outstanding Awards, the Exercise Price or grant price applicable to outstanding Awards, the Annual Award Limits, the amount and/or type of payment to be received under Awards, and other value determinations applicable to outstanding Awards.

11.2Additionally, upon the occurrence of a Material Business Event, the Committee, in its sole discretion, may make appropriate adjustments or modifications in the terms and conditions of any outstanding Awards under this Plan, including modifications of vesting provisions, Performance Goals and Restriction Periods.

11.3The determination of the occurrence of a Material Business Event, as well as any appropriate adjustments or modifications shall be made in the sole discretion of the Committee, and its determinations, shall be conclusive and binding on all interested parties, including Participants under this Plan.

12.	Change in Control

12.1In the event of a Change in Control, the Committee may, on a Participant-by-Participant basis or on a broader Plan basis, take such action as the Committee, in its sole discretion determines with respect to outstanding Awards.  Such action by the Committee may include, without limitation, any one or more of the following:

(a)accelerate the vesting of outstanding Options and/or SARs issued under the Plan that remain unvested;

(b)fully vest and/or accelerate the Restriction Period of any Awards;

(c)terminate or cancel Awards in exchange for cash payments and/or provide limited opportunities to exercise such Awards prior to the effectiveness of such termination or cancellation;

(d)require that Awards be assumed by the successor entity, or that awards for shares or other interests in the successor entity having equivalent value be substituted for such Awards; or

(e)take such other action as the Committee shall determine to be reasonable under the circumstances in order to retain the original intent of the Awards.

The application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any adjustment may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock.  Notwithstanding the foregoing provisions, the time for payment of any Award shall not be accelerated, and the exercisability of an Award shall not be extended to the extent such acceleration or extension would be contrary to the requirements of Code section 409A, or result in the imposition of taxation and/or penalties under Code section 409A.

12.2The judgment of the Committee with respect to any matter referred to in this Section 12 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

13.	Effective Date, Termination and Amendment

13.1The Plan is effective on April 17, 2008, the date the Plan was approved by the Board, contingent, however, on approval of the Plan by the Company’s shareholders within 12 months of such date.  The Plan shall remain in full force and effect until the earlier of December 31, 2018, or the date it is terminated by the Board.

13.2The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination.  Notwithstanding the foregoing, an amendment will be contingent on approval of the Company’s shareholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any agreement to permit a repricing or decrease the Exercise Price of any outstanding Options, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

13.3The Committee may amend any outstanding Award in whole or in part from time to time.  Any such amendment which the Committee determines, in its sole discretion, to be necessary or appropriate to conform the Award to, or otherwise satisfy, any legal requirement (including without limitation the provisions of Code sections 162(m) or 409A or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the Participant.  Additionally, the Committee may, without the approval or consent of the Participant, make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award.  Other amendments or adjustments to Awards not expressly contemplated in the two preceding sentences may be made by the Committee with the consent of the affected Participant(s).

14.	Transferability

Awards may not be pledged, assigned or transferred for any reason during the Participant's lifetime, and any attempt to do so shall be void.  Notwithstanding the generality of the foregoing, the Committee may (but need not) grant Awards (other than ISOs issued either separately or in conjunction with an SAR) that are transferable by the Participant, during the Participant’s lifetime.  Any transferee of a Participant shall, in all cases, be subject to the Plan and the provisions of the Award Agreement between the Company and the Participant, and the Committee may, as a condition to any such transfer, require the transferee to execute any and all documentation which the Committee deems necessary or appropriate to evidence the transferee’s agreement to this Plan and the Award Agreement.

15.	General Provisions

15.1The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company:  (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under applicable securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange, or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities and tax laws; or (v) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period.  Additionally, the granting, exercise, vesting or payment of an Award shall be postponed during any period that the Company or any Affiliate is prohibited from doing or permitting any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party.  The Company shall not be obligated by virtue of any terms and conditions of any Award Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of any law, including any securities or tax laws, or the laws of any government having jurisdiction thereof or any of the provisions hereof.  Any such postponement shall not extend the term of the Award, and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

15.2Nothing contained in this Plan, nor any Award granted pursuant to this Plan nor any Award Agreement, shall constitute or create any employment or other relationship, or confer upon any Participant any right to continued employment or service with the Company or any Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment or service of any Participant at any time.

15.3Nothing contained in this Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Committee, the Company or its Subsidiaries or Affiliates, or their officers or other representatives or the Board, on the one hand, and the Participant, the Company, its Subsidiaries or Affiliates or any other person or entity, on the other.

15.4For purposes of this Plan, a transfer of employment between the Company, its Subsidiaries and its Affiliates shall not be deemed a termination of employment.  Notwithstanding the foregoing, a transfer of employment of a Participant between the Company or its Subsidiaries to an Affiliate or a non-corporate Subsidiary (or a Subsidiary where the Company does not control a majority of the voting power in such Subsidiary) shall be deemed a termination of employment with regard to any Incentive Stock Options (or any Tandem SARs that are related to Incentive Stock Options) that have been granted to such Participant.

15.5The Company shall indemnify and hold harmless the members of the Committee, the Board, and any delegate thereof, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by applicable law.

15.6Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan.  Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes.  The Company shall have the right to retain from the payment under an Award the number of shares of Common Stock or a portion of the value of such Award equal in value to the amount of any required withholdings.

15.7To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Louisiana and shall be construed accordingly.

Executed effective as of April 17, 2008.

RED RIVER BANCSHARES, INC.
By:	/s/ R. Blake Chatelain
Title:	President and Chief Executive Officer